UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

Tableau Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35925	47-0945740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

837 North 34th Street, Suite 200 Seattle, Washington		98103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 633-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2015, Mr. Scott Sandell, General Partner of New Enterprise Associates, Inc. and a member of the Board of Directors (the “Board”) of Tableau Software, Inc. (“Tableau”) since August 2004, informed the Board of his decision not to stand for re-election at Tableau’s 2015 Annual Meeting of Stockholders to be held on May 11, 2015 (the “Annual Meeting”) due to other business and board commitments. Mr. Sandell’s decision not to stand for re-election was not the result of any disagreement with Tableau, the Board or Tableau’s management. Mr. Sandell will continue to serve as a director, as a member of the Board’s Compensation and Nominating & Governance Committees and as Lead Independent Director until his current term expires at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tableau Software, Inc.

Dated: March 27, 2015

	By:	/s/ Keenan M. Conder
Keenan M. Conder
Vice President, General Counsel and Corporate Secretary